UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2010

CenturyTel, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	1-7784	72-0651161
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 CenturyLink Drive
Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 7, 2010, our Board of Directors approved an amendment to Article IV, Section 8, of our Bylaws, effective immediately, to change the vote standard for the election of directors from a plurality vote to a majority of votes cast in uncontested elections.  The Bylaws now require that a director nominee must receive a majority of votes cast at a meeting held for the uncontested election of directors.  In a contested election, directors would be elected by a plurality vote.  The Bylaws also now require incumbent directors who do not receive a majority of votes cast in an uncontested election to tender their resignation to the Board of Directors for its consideration.

This description of the changes to our Bylaws is qualified in its entirety by reference to the full text of the Bylaws, as amended through April 7, 2010, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           The exhibits to this current report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURYTEL, INC.

By: /s/ Neil A. Sweasy
Neil A. Sweasy
Vice President and Controller
Dated: April 7, 2010

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws, as amended and restated through April 7, 2010

3.2	Corporate Governance Guidelines, as amended and restated through April 7, 2010